Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CIVISTA BANCSHARES, INC., an Ohio corporation, hereby constitutes and appoints Dennis G. Shaffer, as each of the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for each of the undersigned, and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), one or more registration statements on Form S-3, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed under Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Thomas A. Depler Thomas A. Depler	Director	September 24, 2021

/s/ Julie A. Mattlin Julie A. Mattlin	Director	September 28, 2021

/s/ Todd A. Michel Todd A. Michel	Senior Vice President (Principal Financial and Accounting Officer)	September 28, 2021

/s/ James O. Miller James O. Miller	Chairman of the Board, Director	September 28, 2021

/s/ Dennis E. Murray, Jr. Dennis E. Murray, Jr.	Director	September 28, 2021

/s/ Allen R. Nickles Allen R. Nickles	Director	September 25, 2021

/s/ M. Patricia Oliver M. Patricia Oliver	Director	September 27, 2021

/s/ William F. Ritzman William F. Ritzman	Director	September 24, 2021

/s/ Harry Singer Harry Singer	Director	September 27, 2021

/s/ Daniel J. White Daniel J. White	Director	September 28, 2021